Exhibit 10.9

EXECUTION COPY

INDEMNITY ESCROW AGREEMENT

INDEMNITY ESCROW AGREEMENT (“Agreement”) dated December 20, 2013 by and among Tecnoglass Inc. (formerly known as Andina Acquisition Corporation), an exempted company incorporated under the laws of the Cayman Islands (“Parent”), Jose Daes, acting as the representative of the recipients of the Parent Ordinary Shares (the “Representative”), A. Lorne Weil and Martha L. Byorum, acting as the committee (the “Committee”) representing the interests of Parent, and Continental Stock Transfer & Trust Company, as escrow agent (the “Escrow Agent”). Capitalized terms used herein that are not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement (as defined below).

Parent is party to that certain Agreement and Plan of Reorganization, dated as of August 17, 2013, as amended (the “Merger Agreement”). Pursuant to the Merger Agreement, Parent is to be indemnified in certain respects by the recipients of the Parent Ordinary Shares issued thereunder (“Shareholders”). The parties desire to establish an escrow fund as collateral security for the foregoing indemnification obligations. The Representative has been designated pursuant to Letters of Transmittal executed and delivered to Parent by each Shareholder to represent the Shareholders and each Permitted Transferee (as hereinafter defined) of the Shareholders (the Shareholders and all such Permitted Transferees are hereinafter referred to collectively as the “Owners”), and to act on their behalf for purposes of this Agreement. The Committee has been designated pursuant to the Merger Agreement to represent Parent and to act on its behalf for purposes of this Agreement

The parties hereby agree as follows:

1.             (a)          Concurrently with the execution hereof, an aggregate of 890,000 Parent Ordinary Shares issued to the Shareholders at the Closing pursuant to the Merger Agreement, which shall be allocated among the Shareholders in accordance with the allocation set forth on Schedule 1(a) attached hereto, together with five (5) share powers signature medallion guaranteed (or in lieu of such share powers being medallion guaranteed, accompanied by an appropriate waiver form addressed to Escrow Agent) from each Shareholder separate from the share certificates executed in blank by each such Shareholder, shall be delivered to the Escrow Agent to be held in escrow pursuant to the terms of this Agreement and Section 1.10 and Article VII of the Merger Agreement. The Parent Ordinary Shares represented by the share certificates so delivered to the Escrow Agent are herein referred to in the aggregate as the “Escrow Fund.” The Escrow Fund shall represent the sole remedy of Parent and any Parent Indemnitees for Indemnification Claims (as hereinafter defined). The Escrow Agent shall maintain a separate account for each Shareholder, and, subsequent to any transfer permitted pursuant to Section 1(e) hereof, each Owner’s, portion of the Escrow Fund.

(b)          The parties hereby appoint the Escrow Agent to act, and the Escrow Agent hereby agrees to act, as escrow agent and to hold, safeguard and disburse the Escrow Fund solely pursuant to the terms and conditions hereof. The Escrow Agent shall treat the Escrow Fund as a trust fund in accordance with the terms of this Agreement and not as the property of Parent. The Escrow Agent’s duties hereunder shall terminate upon its distribution of the entire Escrow Fund in accordance with this Agreement.

(c)          Except as herein provided, the Owners shall retain all of their rights as shareholders of Parent with respect to the Parent Ordinary Shares constituting the Escrow Fund during the period the Escrow Fund is held by the Escrow Agent (the “Escrow Period”), including, without limitation, the right to vote their Parent Ordinary Shares included in the Escrow Fund.

(d)          During the Escrow Period, all dividends payable in cash with respect to the Parent Ordinary Shares then contained in the Escrow Fund shall be paid to the Owners, but all dividends payable in shares or other non-cash property (“Non-Cash Dividends”) shall be delivered to the Escrow Agent to hold in accordance with the terms hereof. As used herein, the term “Escrow Fund” shall be deemed to include the Non-Cash Dividends distributed thereon, if any.

(e)          During the Escrow Period, no sale, transfer or other disposition may be made of any of the Parent Ordinary Shares in the Escrow Fund except:

(i)          to any Affiliate of such Shareholder;

(ii)         by gift, will, intestate succession, judicial decree or other transfer to the Family Members of such Shareholder or to a trust, corporation, partnership or limited liability company, the beneficiaries, shareholders, partners or members of which are Family Members of such Shareholder or a charitable organization;

(iii)        by virtue of the laws of descent and distribution upon the death of such Shareholder;

(iv)        pursuant to a qualified domestic relations order; or

(v)         to any partner, shareholder, or member of such Shareholder (any Person to whom such sale, transfer or disposition is made, a “Permitted Transferee”);

provided, however, that in each and any such event it shall be a condition thereto that the Permitted Transferee becomes bound by the terms and conditions of this Agreement. In addition, in connection with and as a condition to any transfer permitted above, the Permitted Transferee shall deliver to the Escrow Agent a share power signature medallion guaranteed (or in lieu of such share power being medallion guaranteed, accompanied by an appropriate waiver form addressed to Escrow Agent), separate from the share certificate executed in blank by the Permitted Transferee with respect to the shares transferred to the Permitted Transferee. Upon receipt of such documents, the Escrow Agent shall deliver to Parent’s transfer agent the original share certificate out of which the assigned shares are to be transferred, together with the executed share power signature medallion guaranteed (or in lieu of such share powers being medallion guaranteed, accompanied by an appropriate waiver form addressed to Escrow Agent) separate from the share certificate executed by the transferring shareholder, or a copy of the applicable court order, and shall request that Parent issue new certificates representing (m) the number of shares, if any, that continue to be owned by the transferring Shareholder, and (n) the number of shares owned by the Permitted Transferee as the result of such transfer. Parent, the transferring Shareholder and the Permitted Transferee shall cooperate in all respects with the Escrow Agent in documenting each such transfer and in effectuating the result intended to be accomplished thereby. During the Escrow Period, no Owner shall pledge or grant a security interest in such Owner’s Parent Ordinary Shares included in the Escrow Fund or grant a security interest in such Owner’s rights under this Agreement. For purposes of this Agreement, “Family Member” shall mean the spouse, lineal descendants, stepchildren, father, mother, brother or sister of a Shareholder or of such Shareholder’s spouse.

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2.             (a)          Parent, acting through the Committee, which has been appointed by Parent to take all necessary actions and make all decisions on behalf of Parent with respect to its rights to indemnification under Article VII of the Merger Agreement may make a claim for indemnification pursuant to the Merger Agreement (“Indemnification Claim”) against the Escrow Fund by giving notice (a “Notice”) to the Representative (the party against whom a claim is being made the “Indemnifying Party”) (with a copy to the Escrow Agent), specifying (i) a brief description of the nature of the Indemnification Claim, (ii) the total amount of the actual out-of-pocket Loss or the anticipated potential Loss (including any costs or expenses which have been or may be reasonably incurred in connection therewith), and (iii) whether such Loss may be covered (in whole or in part) under any insurance and the estimated amount of such Loss which may be covered under such insurance. The party giving Notice (the “Claimant”) also shall deliver to the Escrow Agent (with a copy to the Indemnifying Party), concurrently with its delivery to the Escrow Agent of the Notice, a certification as to the date on which the Notice was delivered to the Indemnifying Party.

(b)          If the Indemnifying Party shall give a notice to the Claimant (with a copy to the Escrow Agent) (a “Counter Notice”), within 30 days following the date of receipt (as specified in the Claimant’s certification) by Indemnifying Party of a copy of the Notice, disputing (i) the amount of actual out-of-pocket or anticipated potential Loss specified in the Notice, (ii) whether the Indemnification Claim is indemnifiable under the Merger Agreement, or (iii) whether such Loss is covered (in whole or in part) under any insurance and the estimated amount of such Loss which is covered, the Committee and the Representative shall attempt to resolve such dispute by voluntary settlement as provided in Section 2(c) below. If no Counter Notice with respect to an Indemnification Claim is received by the Escrow Agent from the Indemnifying Party within such 30-day period, the Indemnification Claim shall be deemed to be an Established Claim (as hereinafter defined) for purposes of this Agreement.

(c)          If the Indemnifying Party delivers a Counter Notice to the Escrow Agent, the Claimant and the Indemnifying Party shall, during the period of 60 days following the delivery of such Counter Notice or such greater period of time as the parties may agree to in writing (with a copy to the Escrow Agent), attempt to resolve the dispute with respect to which the Counter Notice was given. If the Claimant and the Indemnifying Party shall reach a settlement with respect to any such dispute, they shall jointly deliver written notice of such settlement to the Escrow Agent specifying the terms thereof. If the Claimant and the Indemnifying Party shall be unable to reach a settlement with respect to a dispute, such dispute shall be resolved in accordance with the provisions of Section 10.12 of the Merger Agreement.

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(d)          As used in this Agreement, “Established Claim” means any (i) Indemnification Claim deemed established pursuant to the last sentence of Section 2(b) above, (ii) Indemnification Claim resolved in favor of a Claimant by joint settlement pursuant to Section 2(c) above, resulting in a dollar award to the Claimant or (iii) Indemnification Claim established that has been sustained by a final determination (after exhaustion of any appeals) of a court of competent jurisdiction; provided that, subject to the terms of the Merger Agreement, notwithstanding anything herein, no Indemnification Claim by Parent shall become an Established Claim unless and until the aggregate amount of indemnification Losses exceeds (i) $1,000,000 in the case of Indemnification Claims other than an Indemnification Claim made pursuant to Section 7.1(a)(iii) of the Merger Agreement (“Litigation Indemnification Claim”) and (ii) $2,500,000, in the case of the Litigation Indemnification Claim (each such amount, the applicable “Deductible”), in which event only the amount of such Established Claim(s) in excess of the applicable Deductible shall be payable.

(e)          (i)          Promptly after an Indemnification Claim becomes an Established Claim, the Committee and the Representative shall jointly deliver a notice to the Escrow Agent (a “Joint Notice”) directing the Escrow Agent to pay to the Claimant, and the Escrow Agent promptly shall pay to such Claimant, an amount of Escrow Shares, subject to the provisions of Sections 2(e)(ii) and (iii) below, equal to (subject to the Deductible described in Section 2(d) above and Section 7.4(b) of the Merger Agreement) the aggregate dollar amount of the Established Claim (or, if at such time there remains in the Escrow Fund less than the full amount payable by any Owner to Parent, the full amount remaining in the Escrow Fund attributable to such Owner).

(ii)         Payment of an Established Claim to Parent shall be made from Escrow Shares pro rata from the accounts maintained on behalf of each Owner. For purposes of each payment, such shares shall be valued at the “Fair Market Value” (as defined below). However, in no event shall the Escrow Agent be required to calculate Fair Market Value or make a determination of the aggregate number of shares to be delivered or released in satisfaction of any Established Claim; rather, such calculation shall be included in and made part of the Joint Notice. Parent shall repurchase from the Owners at a repurchase price of US $0.00001 per share, and the Escrow Agent shall transfer out of the Escrow Fund, that number of Parent Ordinary Shares necessary to satisfy each Established Claim, as set out in the Joint Notice. Any dispute between the Committee and the Representative concerning the calculation of Fair Market Value, the number of shares necessary to satisfy any Established Claim, or any other dispute regarding a Joint Notice, shall be resolved between the Committee and the Representative in accordance with the procedures specified in Section 2(c) above, and shall not involve the Escrow Agent. Each repurchase of shares in satisfaction of an Established Claim shall be made by the Escrow Agent delivering to Claimant one or more share certificates held in each Owner’s account evidencing not less than such Owner’s pro rata portion of the aggregate number of shares specified in the Joint Notice, together with share powers signature medallion guaranteed (or in lieu of such share powers being medallion guaranteed, accompanied by an appropriate waiver form addressed to Escrow Agent) separate from the share certificate executed in blank by such Owner and completed by the Escrow Agent in accordance with instructions included in the Joint Notice. Upon receipt of the share certificates and share powers, Parent shall deliver to the Escrow Agent new certificates representing the number of shares in the Escrow Fund owned by each Owner after such payment. The parties hereto (other than the Escrow Agent) agree that the foregoing right to make payments of Established Claims in Parent Ordinary Shares may be made notwithstanding any other agreements restricting or limiting the ability of any Owner to sell any Parent Ordinary Shares or otherwise. As used in this Section 2, “Fair Market Value” means the average reported closing price for the Parent Ordinary Shares for the ten trading days ending on the last trading day prior to (x) the day the Established Claim is paid with respect to Indemnification Claims paid on or before the Escrow Release Date, and (y) the Escrow Release Date with respect to shares constituting the Pending Claims Reserve (as hereinafter defined) on the Escrow Release Date.

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(iii)        Notwithstanding anything herein to the contrary, at such time as an Indemnification Claim has become an Established Claim, each Owner shall have the right to substitute for his, her or its Escrow Shares that otherwise would be paid to Parent in satisfaction of such claim (the “Claim Shares”) with cash in an amount equal to the Fair Market Value of the Claim Shares (“Substituted Cash”). In such event (i) the Joint Notice shall include a statement describing the substitution of Substituted Cash for the Claim Shares, and (ii) substantially contemporaneously with the delivery of such Joint Notice, the Representative shall cause currently available funds to be delivered to the Escrow Agent in an amount equal to the Substituted Cash. Upon receipt of such Joint Notice and Substituted Cash, the Escrow Agent shall (y) in payment of the Established Claim described in the Joint Notice, deliver the Substituted Cash to Parent in lieu of the Claim Shares, and (z) cause the Claim Shares to be returned to the Representative identified in the Joint Notice on behalf of the applicable Owner.

3.             (a)          On the earlier of (A) the 30th day after the date Parent has filed with the SEC its Annual Report for the year ending February 28, 2015 or (B) June 30, 2015 (the “Escrow Release Date”), the Escrow Agent shall distribute and deliver to each Owner share certificates representing the Parent Ordinary Shares then in such Owner’s account in the Escrow Fund, unless at such time (i) there are any Indemnification Claims, other than the Litigation Indemnification Claim, with respect to which Notices have been received but which have not been resolved pursuant to Section 2 hereof or with to which the Escrow Agent has not been notified of, and received a copy of, a final determination (after exhaustion of any appeals) by a court of competent jurisdiction, as the case may be, or (ii) the Litigation Indemnification Claims have not been finally resolved. If, on the Escrow Release Date, there exist Indemnification Claims other than the Litigation Indemnification Claim (“Pending Claims”) the resolution or final determination of which could result in a payment to Parent and/or the Litigation Indemnification Claim has not been finally resolved, the Escrow Agent shall retain, and the total amount of such distributions to such Owner shall be reduced by, as applicable, the Pending Claims Reserve (as hereinafter defined) and/or the Litigation Claim Reserve (as hereinafter defined). The Committee and the Representative shall certify to the Escrow Agent the number of Parent Ordinary Shares to be retained therefor.

(b)          If, after the Escrow Release Date, a Pending Claim on behalf of Parent becomes an Established Claim, the Committee and the Representative shall deliver to the Escrow Agent a Joint Notice directing the Escrow Agent to pay to Parent an amount in respect thereof determined in accordance with Section 2(e). If a Pending Claim is resolved against Parent, the Committee and the Representative shall deliver to the Escrow Agent a Joint Notice directing the Escrow Agent to pay to each Owner the amount by which the remaining portion of his account in the Escrow Fund exceeds the sum of the then Pending Claims Reserve and Litigation Claim Reserve.

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(c)          If, after the Escrow Released Date, the Litigation Indemnification Claim is finally resolved in a manner that results in it becoming an Established Claim, the Committee and the Representative shall deliver to the Escrow Agent a Joint Notice directing the Escrow Agent to pay to Parent an amount in respect thereof determined in accordance with Section 2(e). If the Litigation Indemnification Claim is resolved against Parent, the Committee and the Representative shall deliver to the Escrow Agent a Joint Notice directing the Escrow Agent to pay to each Owner the remaining portion of his account in the Escrow Fund attributable to the Litigation Claim Reserve.

(d)          Upon resolution of all Pending Claims and the Litigation Indemnification Claim, the Escrow Agent shall pay to such owner the remaining portion of his or her account in the Pending Claims Reserve and the Litigation Claim Reserve.

(e)          For purposes of this Agreement (i), “Pending Claims Reserve” shall mean, at the time any such determination is made, that number of Parent Ordinary Shares in the Escrow Fund having a Fair Market Value equal to the sum of the aggregate dollar amounts claimed to be due with respect to all Pending Claims and (ii) “Litigation Claim Reserve” shall mean 300,000 Parent Ordinary Shares

4.            The Escrow Agent, the Committee and the Representative shall cooperate in all respects with one another in the calculation of any amounts determined to be payable to Parent and the Owners in accordance with this Agreement and in implementing the procedures necessary to effect such payments.

5.            (a)          The Escrow Agent undertakes to perform only such duties as are expressly set forth herein. It is understood that the Escrow Agent is not a trustee or fiduciary and is acting hereunder merely in a ministerial capacity.

(b)          The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

(c)          The Escrow Agent’s sole responsibility upon receipt of any notice requiring any payment to Parent pursuant to the terms of this Agreement or, if such notice is disputed, the settlement with respect to any such dispute, whether by virtue of joint resolution or determination of a court of competent jurisdiction, is to pay to Parent the amount specified in such notice, if any, and the Escrow Agent shall have no duty to determine the validity, authenticity or enforceability of any specification or certification made in such notice.

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(d)          The Escrow Agent shall not be liable for any action taken by it in good faith, and may consult with counsel of its own choice and shall have full and complete authorization and indemnification under Section 5(f), below, for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

(e)          The Escrow Agent may resign at any time and be discharged from its duties as escrow agent hereunder by giving the other parties hereto thirty (30) days’ written notice of such resignation. Such resignation or removal shall become effective at such time that the Escrow Agent shall turn over the Escrow Fund to the successor escrow agent appointed jointly by the Committee and the Representative. If no new escrow agent is so appointed within the sixty (60) day period following the giving of such notice of resignation, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief, and deposit the Escrow Fund with such successor escrow agent appointed thereby.

(f)           (i)          From and at all times after the date of this Agreement, Parent shall, to the fullest extent permitted by law and to the extent provided herein, indemnify and hold harmless the Escrow Agent and each director, officer, employee, attorney, agent and affiliate of the Escrow Agent (collectively, the “Escrow Agent Parties”) against any and all actions, claims, losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including without limitation reasonable fees, costs and expenses of one outside counsel (but not internal counsel)) (collectively for purposes of this Section 5(f), “Losses”) actually incurred by any of the Escrow Agent Parties from and after the date hereof, as a result of or arising from or in any way relating to any claim, demand, suit, action or proceeding (including any inquiry or investigation) by any person, including, without limitation, Parent or the Shareholders, asserting a claim for any legal or equitable remedy against any person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of this Agreement or any transactions contemplated herein, whether or not any such Escrow Agent Party is a party to any such action, proceeding, suit or the target of any such inquiry or investigation; provided, however, that no Escrow Agent Party shall have the right to be indemnified hereunder for (i) any Losses to the extent they are finally determined by a court of competent jurisdiction, subject to no further appeal, to be attributable to the gross negligence or willful misconduct of such Escrow Agent Party or (ii) any settlements entered into by an Escrow Agent Party without Parent’s written consent which shall not be unreasonably withheld.

(ii)         If any such action or claim shall be brought or asserted against any Escrow Agent Party, such Escrow Agent Party shall promptly notify the Representative, Parent and the Committee in writing, and Parent shall assume the defense thereof, including the employment of counsel and the payment of all reasonable expenses. Such Escrow Agent Party shall, in its sole discretion, have the right to employ separate counsel (who may be selected by such Escrow Agent Party in its sole discretion) in any such action and to participate in the defense thereof, and the reasonable fees and expenses of such counsel shall be paid by such Escrow Agent Party, except that Parent shall be required to pay such reasonable fees and expenses if (i) Parent agrees to pay such reasonable fees and expenses, (ii) Parent shall fail to assume the defense of such action or proceeding or shall fail, in the reasonable determination of such Escrow Agent Party, to employ counsel satisfactory to the Escrow Agent Party in any such action or proceeding, (iii) Parent or the Shareholders are the plaintiff(s) in any such action or proceeding or (iv) the named or potential parties to any such action or proceeding (including any potentially impleaded parties) include both the Escrow Agent Party and any of Parent, Company, or the Shareholders, and the Escrow Agent Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to Parent, Company, or the Shareholders. All such reasonable fees and expenses payable by Parent pursuant to the immediately preceding sentence shall be paid from time to time as incurred, both in advance of and after the final disposition of such action or claim. The obligations of Parent under this Section 5(f) shall survive any termination of this Agreement and the resignation or removal of the Escrow Agent.

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(iii) Notwithstanding anything herein to the contrary, the Escrow Agent shall not be relieved from liability hereunder for its own gross negligence or its own willful misconduct.

(g)          The Escrow Agent shall be entitled to reasonable compensation from Parent for all services rendered by it hereunder as set forth on Schedule 5(g) hereto. The Escrow Agent shall also be entitled to reimbursement from Parent for all reasonable, documented out-of-pocket expenses paid or incurred by it in the administration of its duties hereunder including, but not limited to, all reasonable counsel, advisors’ and agents’ fees and disbursements and all taxes or other governmental charges.

(h)          From time to time on and after the date hereof, the Committee and the Representative shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

6.            This Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall not be bound by the provisions of any agreement among the parties hereto except this Agreement and shall have no duty to inquire into the terms and conditions of any agreement made or entered into in connection with this Agreement, including, without limitation, the Merger Agreement.

7.            This Agreement shall inure to the benefit of and be binding upon the parties and their respective heirs, successors, assigns and legal representatives and shall be governed by and construed in accordance with the law of New York applicable to contracts made and to be performed therein. This Agreement cannot be changed or terminated except by a writing signed by the Committee, the Representative and the Escrow Agent.

8.            All disputes arising under this Agreement between the Committee and the Representative, including a dispute arising from a party’s failure or refusal to sign a Joint Notice or to deliver any notice or other document required hereunder, shall be resolved in the same manner as disputes under the Merger Agreement are to be resolved pursuant to Section 10.12 thereof. The Committee and the Representative each hereby consent to the exclusive jurisdiction of the federal and state courts sitting in New York County, New York, with respect to any claim or controversy arising out of this Agreement. Service of process in any action or proceeding brought against the Committee, the Representative in respect of any such claim or controversy may be made upon it pursuant to Section 9.

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9.            All notices and other communications under this Agreement shall be in writing and shall be deemed given if given by hand or delivered by nationally recognized overnight carrier, or if given by telecopier and confirmed by mail (registered or certified mail, postage prepaid, return receipt requested), to the respective parties as follows:

A.	If to the Committee, to it at:

A. Lorne Weil
51 East 90th St
New York, New York 10128
Facsimile: [___________]

with a copy to:

Graubard Miller
The Chrysler Building
405 Lexington Avenue
New York, New York 10174-1901
Attention: David Alan Miller, Esq.
Facsimile: (888) 225-1565

B.	If to the Representative, to him at:

Jose Daes
Avenida Circunvalar a 100 mts de la Via 40
Barrio Las Flores Barranquilla
Colombia
Facsimile: [___________]

with a copy to:

Arnstein & Lehr LLP
200 South Biscayne Boulevard, Suite 3600
Miami, Florida 33131
Attention: Phillip M. Hudson III, Esq.
Facsimile: [___________]

C.	If to the Escrow Agent, to it at:

Continental Stock Transfer & Trust Company
17 Battery Place
New York, New York 10004
Attention: Mark Zimkind
Facsimile: (212) 509-5150

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D.	If to Parent, to it at:

Tecnoglass Inc.
Avenida Circunvalar a 100 mts de la Via 40
Barrio Las Flores Barranquilla
Colombia
Attention: Jose Manuel Daes
Facsimile: [___________]

with a copy to:

Arnstein & Lehr LLP
200 South Biscayne Boulevard, Suite 3600
Miami, Florida 33131
Attention: Phillip M. Hudson III, Esq.
Facsimile: [___________]

or to such other person or address as any of the parties hereto shall specify by notice in writing to all the other parties hereto.

10.           (a)          All notices delivered to the Escrow Agent shall refer to the provision of this Agreement under which such notice is being delivered and, if applicable, shall clearly specify the aggregate dollar amount due and payable to Parent.

(c)          This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original instrument and all of which together shall constitute a single agreement.

(d)          When reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise specified.

[Signatures are on following page]

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IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement on the date first above written.

TECNOGLASS INC.

By:	/s/ B. Luke Weil
Name:	B. Luke Weil
Title:	Chief Executive Officer

REPRESENTATIVE:

/s/ Jose Daes
Jose Daes

COMMITTEE:

/s/ A. Lorne Weil
A. Lorne Weil

/s/ Martha L. Byorum
Martha L. Byorum

ESCROW AGENT:

CONTINENTAL STOCK TRANSFER &
TRUST COMPANY

By:	/s/ Monty Harry
Name:	Monty Harry
Title:	Vice President

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Schedule 1(a)

ESCROW SHARES ALLOCATION

Name	Address	No. of Escrow Shares
Energy Holding Corporation	Avenida Circunvalar a 100 mts de la Via 40 Barrio Las Flores Barranquilla, Colombia	890,000
Total		890,000

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Schedule 5(g)

Amount	Description

$300 per month	From the date hereof until the termination of the Escrow Agent’s duties pursuant to Section 1(b).

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